FILED PURSUANT TO RULE 424(B)(5)
REGISTRATION NO. 333-258351

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 9, 2021)

IMMATICS N.V.

15,925,000 Ordinary Shares

We are offering 15,925,000 ordinary shares, nominal value €0.01 per share. The public offering price is $11.00 per ordinary share.

Our ordinary shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IMTX.” On January 17, 2024, the last reported sale price of our ordinary shares on Nasdaq was $11.20 per share.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.

	PER SHARE	TOTAL
Public offering price	$11.00	$175,175,000
Underwriting discount (1)	$0.66	$10,510,500
Proceeds, before expenses, to us	$10.34	$164,664,500

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 2,388,750 additional ordinary shares from us at the public offering price, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are expected to be delivered to purchasers on or about January 22, 2024.

Jefferies	BofA Securities	Leerink Partners

Prospectus supplement dated January 17, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated or the context otherwise requires, (i) all references to the “company,” “we,” “our” or “us” or similar terms refer to Immatics N.V., together with its subsidiaries, including Immatics Biotechnologies GmbH; (ii) references to “Immatics” refer solely to Immatics N.V.; and (iii) references to “Immatics OpCo” refer solely to Immatics Biotechnologies GmbH. Immatics N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated on March 10, 2020 and the holding company of

Immatics Biotechnologies GmbH, a German biopharmaceutical company incorporated in 2000 focused on the development of T cell receptor-based immunotherapies for the treatment of cancer. Immatics Biotechnologies GmbH holds all material assets and conducts all business activities and operations of Immatics N.V.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including Immatics®, XPRESIDENT®, ACTengine®, ACTallo®, ACTolog®, XCEPTOR®, TCER®, AbsQuant®, IMADetect® and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” or “$” refer to the U.S. dollar and the term “euro,” “EUR” or “€” refer to the euro, unless otherwise indicated. The exchange rate used in this prospectus supplement for conversion between U.S. dollars and euros is based on the ECB euro reference exchange rate published by the European Central Bank, as of September 30, 2023, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Market and Industry Data

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement and the documents incorporated by reference in this prospectus supplement carefully before deciding to invest in our securities.

Our Company

Overview

We are a clinical-stage biotechnology company dedicated to the development of T cell receptor (“TCR”)-based immunotherapies for the treatment of cancer. Our purpose is to deliver a meaningful impact on the lives of cancer patients by developing novel TCR-based immunotherapies that are designed to achieve effect beyond an incremental clinical benefit. Our focus is the development of product candidates for the treatment of patients with solid tumors, who are inadequately served by existing treatment modalities. We strive to become an industry leading, fully integrated global biopharmaceutical company engaged in developing, manufacturing and commercializing TCR immunotherapies for the benefit of cancer patients, our employees, our shareholders and our partners.

By utilizing TCR-based therapeutics, we are able to direct T cells to intracellular cancer targets that are not accessible through classical antibody-based or CAR-T therapies. We believe that by identifying what we call true cancer targets and the right TCRs, we are well positioned to transform current solid tumor treatment paradigms by delivering cellular and bispecific product candidates that have the potential to substantially improve the lives of cancer patients.

We are developing our targeted immunotherapy product candidates through two distinct treatment modalities: TCR-engineered autologous (“ACTengine”) or allogeneic (“ACTallo”) Adoptive Cell Therapies (“ACT”) and antibody-like Bispecifics, also called T cell Engaging Receptors (“TCER”). Each modality is designed with distinct attributes and mechanisms of action to produce the desired therapeutic effect for a variety of cancer patient populations with different unmet medical needs. Our current pipeline comprises several proprietary TCR-based product candidates in clinical and preclinical development. In addition to our proprietary pipeline, we are collaborating with industry-leading partners, including Bristol Myers Squibb, Editas Medicine, Genmab and Moderna to develop multiple additional therapeutic programs covering ACT and Bispecifics.

Recent Developments

In 2024, Immatics aims to achieve two major objectives:

(1)	defining the pathway for IMA203 to potential FDA approval and initiating a potential registration-enabling Phase 2 clinical trial; and

(2) attaining clinical proof-of-concept for our novel next-generation bispecifics platform.

With four clinical assets in ongoing clinical trials, we expect to report on multiple milestones across our clinical portfolio.

With respect to our cell therapy platform, for IMA203 GEN1, our most advanced cell therapy product candidate, based on ongoing collaborative discussions with the FDA, we aim to commence a potential registration-enabling Phase 2 clinical trial in melanoma in 2024 and establish commercial infrastructure designed to execute our strategy centered around speed to market. We expect to provide an update on the IMA203 GEN1 clinical development plan in the first quarter of 2024 and to provide additional details regarding the timing of the next data release after further discussions with and feedback from the FDA. For IMA203CD8 GEN2, we intend to focus on the expansion of our clinical footprint to non-melanoma sites as part of our effort to address the unmet medical needs of patients beyond those with melanoma. We expect that our next data update will include mature follow-up data that shapes our clinical development path.

With respect to our TCR bispecifics platform, we expect to provide first data for IMA401 (MAGEA4/A8) and IMA402 (PRAME) from the ongoing dose escalation stages of the Phase 1 clinical trials later this year. The data is expected to focus on the tolerability of the novel next-generation TCR bispecifics approach and the pharmacokinetics properties for the half-life-extended TCER molecules, as well as preliminary data on clinical activity. The data, if positive, could serve as initial validation of our enhanced, next-generation TCER approach.

In our Phase 1 clinical trials, which focus on the treatment of advanced, heavily pretreated typically fast-progressing solid cancers with high unmet medical need, we frequently observe adverse events and serious adverse events, which in some instances may be deemed to be related to the investigational drug by principal investigators. In rare cases, such adverse events may lead to additional medical complications including death, which may negatively affect the timing and outcome of such clinical trials.

For cell therapies, as previously disclosed, we have observed serious adverse events including but not limited to high-grade cytokine release syndrome (“CRS”), high-grade immune effector cell associated neurotoxicity syndrome (ICANS), and hemophagocytic lymphohistiocytosis (HLH). We believe that the foregoing serious adverse events represent class effects for cell therapies generally.

For bispecifics, we observed CRS, lymphopenia and neutropenia, which we believe represent class effects for bispecifics generally. At higher dose levels in the dose escalation stage of the IMA401 Phase 1 clinical trial, patients have experienced Grade 4 neutropenia. Although most of these instances were transient and without clinical symptoms, one heavily pretreated patient continues to experience neutropenia that may lead to additional medical complications including serious life-threatening infections and death. A premedication with low doses of dexamethasone as performed in other bispecifics clinical trials is planned as a preventive measure for future application within the IMA401 Phase 1 clinical trial. In this clinical trial, we have also observed clinical anti-tumor activity in some patients during dose escalation.

Company and Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Immatics B.V. on March 10, 2020 solely for the purpose of effectuating the business combination (the “Business Combination”) between us, ARYA Sciences Acquisition Corp., a Cayman Islands exempted company (“ARYA”), Immatics Biotechnologies GmbH, a German limited liability company, Immatics Merger Sub 1, a Cayman Islands exempted company, and Immatics Merger Sub 2, a Cayman Islands exempted company. Upon the closing of the Business Combination on July 1, 2020, we converted into a Dutch public limited liability company (naamloze vennootschap) and changed our name to Immatics N.V.

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany, and our telephone number is +49 (7071) 5397-0. Our executive office in the United States is located at Immatics US, Inc., 2130 W. Holcombe Boulevard, Houston, Texas, 77030 and our telephone number is +1 (346) 204-5400. Our website is www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

∎	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

∎

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

∎

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary shares offered by us	15,925,000 ordinary shares.

Option to purchase additional shares	We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 2,388,750 ordinary shares.

Ordinary shares outstanding immediately after this offering	100,581,114 ordinary shares (or 102,969,864 ordinary shares if the underwriters’ option to purchase additional shares is exercised in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $163.7 million (or $188.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund the continued research and development of our pipeline, the manufacturing and production of our product candidates and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq symbol	“IMTX”

In this prospectus supplement, unless otherwise indicated, the number of ordinary shares outstanding after this offering is based on 84,656,114 ordinary shares outstanding as of September 30, 2023 and excludes:

∎	11,946,623 ordinary shares issuable upon exercise of options outstanding as of September 30, 2023, at an average weighted exercise price of €9.20 per share;

∎	2,807,282 additional ordinary shares reserved for future issuance under our share-based compensation plans as of September 30, 2023; and

∎	7,187,500 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2023, at an exercise price of $11.50 per warrant.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those included in our Annual Report on Form 20-F for the year ended December 31, 2022, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to this Offering

The market price of our ordinary shares may be volatile and may fluctuate due to factors beyond our control.

The market price of our ordinary shares could be subject to wide fluctuations in response to many factors, including those listed in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2022, those contained in our reports on Form 6-K incorporated by reference in this prospectus supplement and others beyond our control, including results and timing of preclinical studies and clinical trials of our product candidates; results of clinical trials of our competitors’ products; public concern relating to the commercial value or safety of any of our product candidates; our inability to adequately protect our proprietary rights, including patents, trademarks and trade secrets; our inability to raise additional capital and the terms on which we raise it; commencement or termination of any strategic collaboration or licensing arrangement; regulatory developments, including actions with respect to our products or our competitors’ products; actual or anticipated fluctuations in our financial condition and operating results; publication of research reports by securities analysts about us or our competitors or our industry; our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market; additions and departures of key personnel; strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy; the passage of legislation or other regulatory developments affecting us or our industry, including changes in the structure of healthcare payment systems; fluctuations in the valuation of companies perceived by investors to be comparable to us; sales of our securities by us, our insiders or our other shareholders; speculation in the press or investment community; announcement or expectation of additional financing efforts; changes in market conditions for biopharmaceutical stocks; and changes in general market and economic conditions.

In addition, the stock market has historically experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our product candidates. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This risk is especially relevant for biotechnology companies, which have experienced significant stock price volatility in recent years. Securities litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

The issuance of ordinary shares in connection with the exercise of warrants will dilute the ownership interest of the holders of our ordinary shares and may materially affect the trading price of our ordinary shares.

As of September 30, 2023, we had outstanding 7,187,500 warrants to purchase an equivalent number of our ordinary shares at an exercise price of $11.50 per ordinary share. To the extent that warrant holders elect to exercise their warrants, substantial amounts of our ordinary shares may be issued in the future. We cannot quantify the number of ordinary shares that will be issued in connection with the exercise, if any. However, the issuance of ordinary shares pursuant to such exercise could result in substantial dilution of the ownership interests of holders of our ordinary shares and could materially affect the trading price of our ordinary shares.

You will experience immediate and substantial dilution in the book value of your investment.

If you purchase our securities in this offering, you will experience immediate dilution in an amount equal to the difference between the public offering price and our net tangible book value per share after this offering. See “Dilution.”

Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares and dilute shareholders.

Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. If our existing shareholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Moreover, we have registered on a registration statement on Form F-3 for the sale of shares held by certain of our shareholders and have registered on registration statements on Form S-8 all ordinary shares that we may issue under our equity incentive plan. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.

If we sell ordinary shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to those of our existing shareholders. We are currently party to a sales agreement with Leerink Partners LLC, pursuant to which we may sell our ordinary shares for aggregate gross proceeds of $100 million from time to time through an “at-the-market” equity offering program. Any sales of our ordinary shares, or the perception that such sales could occur, could have a negative impact on the trading price of our ordinary shares.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

If a United States person is treated as owning at least 10% of our ordinary shares, such United States person may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, if a United States person is treated as owning (directly, indirectly or constructively) 10% or more of our stock by vote or value, such U.S. holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). Because our group includes at least one U.S. subsidiary, our non-U.S. subsidiaries and any non-U.S. subsidiaries we form or acquire in the future will generally be treated as controlled foreign corporations.

A United States shareholder of a controlled foreign corporation will be required to report annually and include in its U.S. federal taxable income its pro rata share of “subpart F income,” “global intangible low-taxed income” and investments in U.S. property by the controlled foreign corporation, regardless of whether it makes any distributions of that income. Special rules, however, apply to United States persons that are partnerships or other pass-through entities. Certain deductions and credits for foreign income taxes paid or accrued by the controlled foreign corporation may be allowed to a corporate United States shareholder, but will not be allowed to an individual United States shareholder.

There can be no assurance that we will furnish to any United States shareholder the information required to comply with the obligations applicable to a United States shareholder in respect of controlled foreign corporations. Failure to comply with these obligations may subject a United States shareholder of a controlled foreign corporation to significant monetary penalties and may prevent the statute of limitations for assessments with respect to its U.S. federal income tax return for the year for which reporting was due from starting. Beneficial owners of 10% or more of our ordinary shares that are United States persons should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares.

There is a significant risk that we will be a passive foreign investment company, or PFIC, for our current or future taxable years, which could result in adverse U.S. federal income tax consequences for U.S. investors in our ordinary shares.

In general, a non-U.S. corporation is a PFIC for any taxable year in which either (i) 75% or more of its gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of its assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of these calculations, a non-U.S. corporation is treated as if it holds a proportionate share of the assets of, and receives directly its proportionate share of the income of, any other corporation in which it directly or indirectly owns at least 25%, by value, of the shares of such other corporation. Passive income generally includes interest, dividends, certain non-active rents and royalties (other than certain rents and royalties derived in an active conduct of a trade or business), and capital gains. Cash is generally a passive asset for these purposes. In addition, goodwill (the value of which may be determined by reference to the excess of the sum of the corporation’s market capitalization and liabilities over the value of its assets) is generally characterized as an active asset to the extent it is attributable to activities that produce active income.

We hold a substantial amount of cash and other passive assets. In addition, our PFIC status for the current and any future taxable year may depend, in large part, on the market price of our ordinary shares from time to time. Our market capitalization has been volatile. Accordingly, to the extent that the value of our non-passive assets is determined by reference to our market capitalization, there is a significant risk that we may be a PFIC for our current taxable year and future taxable years. However, such determination can only be made after the end of the taxable year.

If we were a PFIC for any taxable year during which a U.S. holder owns our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company Rules” below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $163.7 million (or $188.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund the continued research and development of our pipeline, the manufacturing and production of our product candidates and for working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, shareholders’ equity and capitalization as of September 30, 2023:

∎	on an actual basis; and

∎

on an as adjusted basis to give effect to our issuance and sale of securities in this offering (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.

	AS OF SEPTEMBER 30, 2023
(Euro in thousands)	ACTUAL	AS ADJUSTED
Cash and cash equivalents (1)	83,446	237,934
Other financial assets (1)	282,574	282,574
Shareholders’ equity:
Share capital	847	1,006
Share premium	818,761	973,090
Accumulated deficit	(571,145)	(571,145)
Other reserves	(712)	(712)

Total shareholders’ equity	247,751	402,239

Total capitalization	247,751	402,239

(1)	While we have not finalized our financial closing procedures as of and for the year ended December 31, 2023, we expect to report that, as of December 31, 2023, we had cash and cash equivalents and other financial assets of €425.9 million (or $470.6 million, based on the ECB euro reference exchange rate published by the European Central Bank, as of December 31, 2023). The amount as of December 31, 2023 includes the receipt of a $120 million upfront payment pursuant to our collaboration agreement with Moderna. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in our audited consolidated financial statements as of and for the year ended December 31, 2023. Our audited consolidated financial statements as of and for the year ended December 31, 2023 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. The cash and cash equivalents constitute preliminary financial data and has been prepared by, and is the responsibility of, Immatics’s management. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft does not express an opinion or any other form of assurance with respect thereto.

DILUTION

Net tangible book value per ordinary share is determined by dividing our total assets, less intangible assets, less total liabilities by the number of our ordinary shares outstanding.

Our historical net tangible book value as of September 30, 2023 was €246.1 million (or $260.7 million), or €2.91 (or $3.08) per ordinary share. After giving effect to this offering (assuming no exercise of the underwriters’ option to purchase additional shares) and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been €400.6 million (or $424.4 million) and our as adjusted net tangible book value per ordinary share as of September 30, 2023 would have been €3.98 (or $4.22) per ordinary share, representing an immediate increase of €1.08 (or $1.14) per ordinary share. If you purchase our securities in this offering, you will experience immediate dilution of €6.40 (or $6.78) per ordinary share, which is the difference between the public offering price and our as adjusted net tangible book value per ordinary share.

If the underwriters’ option to purchase additional shares is exercised in full, the as adjusted net tangible book value per ordinary share after this offering would increase to €4.12 (or $4.36). This represents an immediate increase in net tangible book value of €1.21 (or $1.28) per ordinary share to existing shareholders and an immediate dilution of €6.27 (or $6.64) per ordinary share to investors in this offering.

To the extent that any outstanding warrants are exercised, any outstanding options under our share-based compensation plans are exercised, new options are issued under our share-based compensation plans or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We were incorporated on March 10, 2020 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and upon the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany.

Share Capital

Authorized Share Capital

Our authorized share capital consists of 285,000,000 ordinary shares, nominal value of €0.01 per share, and 15,000,000 financing preferred shares. The financing preferred shares are divided into five series, each consisting of 3,000,000 financing preferred shares. As of September 30, 2023, there were 84,656,114 ordinary shares outstanding and no preferred shares outstanding. As of December 31, 2022, there were 76,670,699 ordinary shares outstanding and no preferred shares outstanding, whereas as of December 31, 2021, there were 62,926,816 ordinary shares outstanding and no preferred shares outstanding.

The financing preferred shares may, at the request of the holder, be converted into ordinary shares pursuant to a resolution of our board of directors. The conditions for conversion and the further terms and conditions related to the financing preferred shares will be determined by our board of directors, our general meeting and the meeting of holders of the series of financing preferred shares concerned, if such series of financing preferred shares have been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Changes in Our Share Capital

In this section, share amounts are presented as of the date of the relevant transaction. Since the completion of the Business Combination, our share capital has changed as follows:

∎

On October 12, 2022, we completed an SEC-registered equity offering, pursuant to which we issued and sold 10,905,000 ordinary shares, resulting in increases in share capital of €109 thousand and share premium of €106.1 million;

∎

During the year ended December 31, 2022, we issued and sold approximately 2.8 million ordinary shares under the sales agreement with Leerink Partners LLC, resulting in increases in share capital of €28 thousand and share premium of €20.2 million;

∎

Since January 1, 2023, we issued and sold approximately 5.5 million ordinary shares under the sales agreement with Leerink Partners LLC, resulting in increases in share capital of €55 thousand and share premium of €57.0 million; and

∎	On July 21, 2023, we issued and sold 2,419,818 ordinary shares to Bristol-Myers Squibb Company, resulting in increases in share capital of €24 thousand and share premium of €31.2 million.

Issuance of Ordinary Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our board of directors. The general meeting may authorize our board of directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized for a period of five years from July 1, 2020, to issue ordinary shares or financing preferred shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have preemptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting upon the proposal of our board of directors, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our board of directors to limit or exclude the preemptive rights in respect of newly issued ordinary shares, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. Such authorization for our board of directors can be granted and extended, in each case for a period not exceeding five years.

Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized for a period of five years from July 1, 2020 to limit or exclude preemptive rights on ordinary shares up to 100% of the number of ordinary shares in our authorized share capital (from time to time).

Preemptive rights do not exist with respect to (a) the issuance of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, and (b) the issuance of ordinary shares against a contribution in kind. Preemptive rights do not exist with respect to the issuance of financing preferred shares and holders of financing preferred shares have no preemptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Under our articles of association, if one or more ordinary shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States, we may, by resolution of our board of directors, determine that the laws of the State of New York will apply to the property law aspects of the ordinary shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, will be made public as required by law and will be made available for inspection at our office and the Dutch trade register. Our management has adopted such resolution effective as of July 1, 2020.

Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares are registered shares.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

∎	such ordinary shares are fully paid up;

∎

such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

∎

immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our then-current issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin-off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our board of directors to acquire ordinary shares. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them.

We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares, acquired by us.

Pursuant to a resolution of the general meeting dated June 20, 2023, our board of directors is irrevocably authorized for a period of 18 months from June 20, 2023 to resolve for us to acquire fully paid-up ordinary shares or depositary receipts thereof up to the maximum number of ordinary shares permitted pursuant to applicable law and our articles of association from time to time, through repurchases negotiated in the open market or privately, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to 110% of the market price of the ordinary shares, provided that: (i) for open market or privately negotiated repurchases, the market price shall be the price for ordinary shares on Nasdaq at the time the transaction is agreed upon by us, (ii) for self-tender offers, the market price shall be the volume weighted average price for the ordinary shares on Nasdaq during a period, determined by our board of directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price shall be the volume weighted average price of the ordinary shares on Nasdaq over the term of the arrangement; the volume weighted average price for any number of trading days shall be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our board of directors to reduce our issued share capital by (i) cancelling ordinary shares or (ii) reducing the nominal value of the ordinary shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel ordinary shares may only relate to (i) ordinary shares held by us or in respect of which we hold the depository receipts, or (ii) all financing preferred shares of a class if approved by the holders of all shares of that class. In order to be approved by our general meeting, a resolution to reduce the capital requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. A reduction of the nominal value of ordinary shares without repayment and without release from the obligation to pay up the ordinary shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of our financial year. A general meeting will also be held within three months after our board of directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-up and called-up capital, in order to discuss the measures to be taken if so required. If our board of directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our board of directors may convene additional extraordinary general meetings of shareholders at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our board of directors convenes a shareholders’ meeting, (ii) our board of directors convenes a shareholders’ meeting or (iii) our board of directors has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting, the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on our board of directors. In addition, the agenda for a general meeting includes such additional items as determined by our board of directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the sixtieth (60th) day before the day the relevant shareholders’ meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Under our articles of association, certain items can only be put on the agenda as a voting item by our board of directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our board of directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our board of directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our board of directors shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which a response period has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, our board of directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our board of directors. During a cooling-off period, our board of directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

∎

our board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

∎	our board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

∎

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our articles of association and Dutch law, our board of directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our board of directors in accordance with our articles of association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter our general meeting, the chairman of our general meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our articles of association, our general meeting is chaired by the chairman of our board of directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he himself is present at the meeting. If the chairman of our board of directors is absent and he has not charged another person to preside over the meeting in his place, our directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by a majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our board of directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our board of directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires a majority of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our board of directors, our general meeting may resolve with a majority of the votes cast (subject to certain exceptions), or with at least two-thirds of the votes cast if less than half of the issued capital is present or represented at our general meeting, to legally merge or demerge the company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a general meeting, based on a proposal by our board of directors, by means of a resolution passed by a majority of the votes cast, resolve that the company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

Squeeze-Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings will give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving the company, a contribution of cash and/or assets against issuance of ordinary shares, the issuance of new ordinary shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) or a triangular legal merger (driehoeksfusie) of a Dutch public limited liability company (naamloze vennootschap) with and into a subsidiary followed by a share sale of that subsidiary (as legal successor to the Dutch public limited liability company (naamloze vennootschap) concerned) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such scenario(s), the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company or (b) the shares in the legal successor to the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the holding vehicle of such legal successor. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our general meeting. Our articles of association provide that our general meeting may only adopt such resolution upon a proposal of our board of directors.

Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our board of directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

∎	a transfer of all or materially all of our business to a third party;

∎

the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

∎

the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if our equity exceeds the aggregate amount of the issued share capital and the reserves that must be maintained pursuant to Dutch law or our articles of association. We may not make any distribution of profits on shares held by the company as treasury shares and such treasury shares will not be taken into account when determining the profit entitlement of our shareholders, unless such treasury shares are encumbered with a right of usufruct or a right of pledge. Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the financing preferred shares, if outstanding.

Any remaining profits may be reserved by our board of directors. After reservation by our board of directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our board of directors. Our board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

Upon proposal of our board of directors, the general meeting may determine that distributions will be made in whole or in part in a currency other than the euro. We shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Notices

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Registration Rights

Investor Rights and Lock-Up Agreement

We have granted to certain of our securityholders registration rights pursuant to an Investor Rights and Lock-Up Agreement, dated July 1, 2020, among us and the investors party thereto. Such securityholders are entitled to the following rights with respect to the registration of their ordinary shares for public resale under the Securities Act.

Shelf Registration. We are obligated to file and keep effective a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to all securities subject to registration rights, subject to certain exceptions.

Demand Registration. Upon the demand of certain securityholders, we are obligated to effect a resale registration under the Securities Act with respect to all or any portion of their shares subject to registration rights, subject to certain exceptions. Demand registration rights will not be triggered if there is an effective resale shelf registration statement.

Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other securityholders, holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration, a registration statement on Form S-4, F-4 or S-8 and or a registration of convertible debt securities, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration, subject to certain limitations. Piggyback registration rights will not be triggered if there is an effective resale shelf registration statement, the registration is solely for an offering of securities by us and no other securityholder is entitled to participate in such registration.

Expenses; Indemnification. We must pay all registration expenses in connection with effecting any demand registration, piggyback registration or shelf registration. We are also subject customary indemnification and contribution provisions.

Securities Purchase Agreement

On July 19, 2023, we entered into a securities purchase agreement with Bristol-Myers Squibb Company, pursuant to which we agreed to issue and sell to Bristol-Myers Squibb Company and Bristol-Myers Squibb Company agreed to purchase from us 2,419,818 ordinary shares at $14.4639 per share. We have filed a registration statement on Form F-3 that registers for resale under the Securities Act the ordinary shares sold under the securities purchase agreement. We are required to keep such registration statement effective until all such ordinary shares have been sold pursuant to such registration statement or Rule 144 under the Securities Act, are eligible to be immediately sold to the public without registration or restriction, are no longer outstanding or one year has passed from their issuance.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “IMTX.”

Transfer Agent

Continental Stock Transfer & Trust Company serves as our agent in New York to maintain our shareholders’ register on behalf of our board of directors and acts as transfer agent and registrar for the ordinary shares.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to applicable resolutions adopted by the United Nations, regulations of the European Union, the Dutch Sanctions Act 1977 (Sanctiewet 1977), national emergency legislation, or other legislation, applicable anti-boycott regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in our articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares. The European Directive Mandatory Disclosure Rules (2011/16/EU) in relation to cross-border tax arrangements can provide for future notification requirements.

Under German law, there are no exchange controls restricting the transfer of funds between Germany and other countries or individuals, subject to applicable restrictions concerning import or export control or sanctions and measures against certain persons, entities and countries subject to embargoes in accordance with German law and applicable resolutions adopted by the United Nations and the European Union.

Under German foreign trade regulation, with certain exceptions, every corporation or individual residing in Germany must report to the German Central Bank on any payment received from or made to a non-resident corporation or individual if the payment exceeds €12,500 (or the equivalent in a foreign currency). Additionally, corporations and individuals residing in Germany must report to the German Central Bank on any claims of a resident against, or liabilities payable to, a non-resident corporation or individual exceeding an aggregate of €5 million (or the equivalent in a foreign currency) at the end of any calendar month. Resident corporations and individuals are also required to report annually to the German Central Bank on any stakes of 10% or more they hold in the equity of non-resident corporations with total assets of more than €3 million. Corporations residing in Germany with assets in excess of €3 million must report annually to the German Central Bank on any stake of 10% or more in the company held by an individual or a corporation located outside Germany.

TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to the U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares.

This discussion applies only to a U.S. Holder that acquires ordinary shares registered for offer and sale pursuant to this prospectus and holds ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S. federal income tax consequences, including state and local tax consequences and estate tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

∎	certain banks, insurance companies and other financial institutions;

∎	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;

∎

persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

∎	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

∎	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;

∎	tax-exempt entities, including an “individual retirement account” or “Roth IRAs” and governmental entities;

∎	real estate investment trusts or regulated investment companies;

∎	corporations that accumulate earnings to avoid U.S. federal income tax;

∎	persons that own or are deemed to own 10% or more of the voting power or value of our shares; or

∎

persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a beneficial owner of our ordinary shares who, for U.S. federal income tax purposes, is eligible for the benefits of the Treaty and who is:

∎	a U.S. citizen (other than a resident of the Netherlands or Germany) or individual resident of the United States;

∎	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

∎	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Treasury regulations (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The U.S. Internal Revenue Service (the “IRS”) recently released notices which indicate that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit

Regulations and provide temporary relief from certain of their provisions until such time as the IRS issues a subsequent notice or other guidance withdrawing or modifying the temporary relief (or any later date specified in the relevant notice or guidance). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any non-U.S. taxes imposed on dividends on, or dispositions of, ordinary shares. This discussion does not apply to investors in this special situation.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the ordinary shares in their particular circumstances.

Taxation of Distributions

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, distributions (if any) paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, may be taxable at long-term capital gain rates. Dividends may constitute qualified dividend income if (a) the ordinary shares with respect to which the dividends are paid are listed on Nasdaq or are otherwise considered “readily tradable” on an established securities market for U.S. federal income tax purposes or we are eligible for benefits under the Treaty and (b) we are not a PFIC in the year in which the dividend is paid or the prior taxable year. However, there can be no assurance that our ordinary shares will remain listed or otherwise be considered readily tradable on an established securities market in the future, nor (as discussed under “Passive Foreign Investment Company Rules” below) that we will not be a PFIC for any future taxable year. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances.

As described below under “—Material Dutch Tax Considerations” and “—Material German Tax Considerations,” it is expected that any dividends we pay to a U.S. Holder will be subject to German withholding tax (and will not be subject to Dutch withholding tax). The amount of a dividend will include any amounts withheld in respect of German income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for a dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, and the discussion below regarding the Foreign Tax Credit Regulations, German taxes withheld from dividends on ordinary shares (at a rate not exceeding the rate provided by the Treaty, in the case of a U.S. Holder eligible for a reduced rate under the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. As discussed under “—Material German Tax Considerations” below, Germany requires special procedures to be followed by U.S. Holders eligible for a reduced rate under the Treaty to obtain the benefit of such reduced rate. The rules governing foreign tax credits are complex. For example, the Foreign Tax Credit Regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes (including foreign withholding taxes treated as income taxes) to be creditable, the relevant foreign jurisdiction’s income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the German income tax system meets these requirements. However, under the temporary relief in the notice described above, certain of the requirements for making this determination would not apply until such time as the IRS withdraws or modifies this temporary relief (or any later date specified in the relevant notice or guidance). Whether the IRS will withdraw this relief for 2024 or future years is inherently uncertain. U.S. Holders should consult their tax advisors regarding the creditability of any German taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may be able to elect to deduct foreign taxes, such as the German withholding tax, in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct otherwise creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, gain or loss realized by a U.S. Holder on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes interest, dividends, certain non-active rents and royalties (other than certain rents and royalties derived in an active conduct of a trade or business), and capital gains. Cash is generally a passive asset for these purposes. In addition, intangible assets, such as intellectual property and goodwill (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its assets) are generally characterized as an active asset to the extent it is attributable to activities that produce active income.

Whether we will be a PFIC in the current or any future year is uncertain because, among other things, (i) we currently own, and likely will continue to own, a substantial amount of passive assets, including cash, (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time and (iii) the timing of our recognition of active income for U.S. federal income tax purposes, which may differ from the timing of the recognition of such income for financial accounting purposes, may result in our recognizing lesser amounts of active income for U.S. federal income tax purposes in certain taxable years. In particular, our market capitalization has been volatile. Accordingly, to the extent that the value of our non-passive assets is determined by reference to our market capitalization, there is a significant risk that we may be a PFIC for our current taxable year and possibly future taxable years. However, such determination can only be made after the end of the taxable year.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder elects to recognize gain, if any, as if it sold its ordinary shares as of the last day of the last tax year in which we are a PFIC (a “Purging Election”). In addition, we may, directly or indirectly, have held or hold equity interests in other PFICs (collectively, “Lower-tier PFICs”). Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held those shares directly, even though it will not have received the proceeds of those distributions or dispositions directly. U.S. Holders should consult their tax advisors about the consequences to them if we own one or more Lower-tier PFICs.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares (assuming the U.S. Holder has not made one of certain elections, as described below), gain recognized by the U.S. Holder on the sale or other disposition (including certain pledges) of ordinary shares (including any gain recognized as a consequence of a Purging Election) will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner as gain.

If we were a PFIC and a U.S. Holder made either (a) an election to treat our ordinary shares as stock of a “qualified electing fund,” or “QEF”, or (b) a “mark-to-market” election with respect to our ordinary shares, that election would alleviate some of the adverse tax consequences of PFIC status and would result in an alternative treatment of the ordinary shares. If we determine that we are a PFIC for any taxable year, we intend to provide the information for U.S. Holders to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, we cannot give any assurance that we will have timely knowledge of our status as a PFIC in the future or that we will provide the information necessary for U.S. Holders to make “QEF elections.” Furthermore, the availability of a “mark-to-market election” with respect to the ordinary shares is a factual determination that will depend on the manner and quantity of trading of our ordinary shares. A mark-to-market election cannot be made with respect to the stock of any of our subsidiaries. U.S. Holders should consult their tax advisors regarding whether any of these elections for alternative treatment would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC (or, with respect to a particular U.S. Holder, are treated as a PFIC) for a taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If we are a PFIC for a taxable year during which a U.S. Holder holds ordinary shares, the U.S. Holder will generally be required to file an annual report on IRS Form 8621 with its annual U.S. federal income tax returns, subject to certain exceptions. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

Prospective U.S. Holders should consult their tax advisors regarding the potential PFIC rules to an investment in ordinary shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Material Dutch Tax Considerations

Scope of Discussion

The section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of the ordinary shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

For the purposes of this discussion, it is assumed that we are a tax resident of Germany under German national tax laws since we intended to have, from our incorporation and on a continuous basis, our place of effective management in Germany.

Except as otherwise indicated, this section is based on and only addresses the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the ordinary shares. Holders or prospective holders of ordinary shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of ordinary shares in light of their particular circumstances.

Please note that this section does not describe the Dutch tax consequences for:

(i)

a holder of ordinary shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in us, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of our total issued and outstanding capital or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights (including warrants) to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of our annual profits or to 5% or more of our liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in us has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

a holder of ordinary shares if the ordinary shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in our nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) we are a related entity (statutorily defined term);

(iii)

holder of ordinary shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in our nominal paid-up share capital.

(iv)

pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

(v)

a holder of ordinary shares if such holder is an individual for whom the ordinary shares or any benefit derived from the ordinary shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Dividend Withholding Tax

We are incorporated under the laws of the Netherlands, and therefore a Dutch tax resident for Dutch domestic tax law purposes, including the Dutch Dividend Withholding Tax Act 1969. As such, we are required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us (which withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the shares). We are however also treated as a German tax resident for German domestic tax law purposes, since our place of effective management is located in Germany. Based on the so-called tie-breaker provision (the “Tie-Breaker Provision”) included in Section 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income (the “double tax treaty between Germany and the Netherlands”) as in effect on the date hereof, our tax residence in either the Netherlands or Germany for the purposes of the double tax treaty between Germany and the Netherlands should be determined based on our place of effective management. As long as we have our place of effective management continuously in Germany, and the Tie-Breaker Provision is not changed (for instance, by change in the reservations and choices made by Germany with respect to the application of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting), we will be considered to be exclusively tax resident in Germany for purposes of the double tax treaty between Germany and the Netherlands. As a consequence, the Netherlands will be restricted to impose Dutch dividend withholding tax on dividends distributed by us pursuant to Section 10(5) of the double tax treaty between Germany and the Netherlands (and we will not be required to withhold Dutch dividend withholding tax). This restriction does not apply to dividends distributed by us to a holder of our ordinary shares who is resident or deemed to be resident in the Netherlands for Dutch personal income tax purposes or Dutch corporate income tax purposes (“Dutch Resident Individual” and “Dutch Resident Entity”, respectively) or to a holder of our ordinary shares that is neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holder”) if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder, in which evens the following applies.

Dividends distributed by us are generally subject to Dutch dividend withholding tax at a rate of 15%.

The expression “dividends distributed” includes, but is not limited to:

∎	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

∎

liquidation proceeds, proceeds from the redemption of ordinary shares, or proceeds from the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for Dutch dividend withholding tax purposes;

∎

an amount equal to the par value of the ordinary shares issued or an increase of the par value of the ordinary shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

∎

partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that we have “net profits” (zuivere winst), unless (i) the general meeting of shareholders has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment to the articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Entities generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Dutch Resident Individuals generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to Non-Resident Holders if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A Non-Resident Holder may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend Stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

As from 1 January 2024, more stringent rules apply to the setoff, exemption from, and reduction or refund of Dutch dividend withholding tax to address situations where a claim for setoff, exemption, reduction or refund may align with the letter of Dutch tax law or a double taxation convention but goes against the underlying intention or spirit of the dividend stripping rules, as perceived by the legislator. In addition, the burden of proof in cases related to dividend stripping and beneficial owner status has in certain circumstances been shifted from the tax inspector to the person making a claim for a setoff, reduction or refund of or exemption from Dutch dividend withholding tax. Furthermore, for shares traded on a regulated market, including the ordinary shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Conditional Withholding Tax on Dividends

As of 1 January 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

(i)

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

(iii)

holds the ordinary shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)

is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2024: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2024: 25.8%).

Taxes on Income and Capital Gains

Dutch Resident Entities

Generally, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2024).

Dutch Resident Individuals

If the holder of ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2024), if:

(i)

the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of Savings and Investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the ordinary shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the ordinary shares are as such not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the ordinary shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (b) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2024).

The deemed return applicable to other investments, including the ordinary shares, is set at 6.04% for the calendar year 2024. Transactions in the three-month period before and after 1 January of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of ordinary shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

The current Dutch income tax regime for savings and investments was implemented in Dutch tax law following the decision of the Dutch Supreme Court (Hoge Raad) of 24 December 2021 (ECLI:NL:2021:1963) (the “Decision”). In the Decision, the Dutch Supreme Court ruled that the (old) system of taxation for savings and investments based on a deemed return may under specific circumstances contravene with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “EC-Human Rights”). A new court procedure is pending before the Dutch Supreme Court questioning whether the current tax system for savings and investments is in line with the Decision. On 18 September 2023 (ECLI:NL:PHR:2023:655) the Attorney General Wattel concluded that the new tax system is not in line with the Decision, except for the taxation of bank savings, as the system is, in short, still based on a deemed return rather than actual returns, and as a result, the regime contravenes with the EC-Human Rights. The decision of the Dutch Supreme Court is expected mid-2024. In addition, on 8 September 2023, the former cabinet published a law proposal for a new tax system for savings and investments on the basis of actual returns according to an asset accumulation system, the ‘Actual Return Box 3 Act’ (Wet werkelijk rendement box 3). The proposed system is expected to come into effect on 1 January 2027 at the earliest. However, it is up to the new cabinet to submit a final law proposal to the Dutch parliament.

Holders of ordinary shares are advised to consult their own tax advisor to ensure that the tax in respect of the ordinary shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands

A holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of capital gains realized on the disposal or deemed disposal of the ordinary shares provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is neither resident nor deemed to be resident of the Netherlands, unless:

(i)

in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii)

in the case of a gift of ordinary shares is made under a condition precedent, the holder of such ordinary shares is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (VAT)

No Dutch VAT will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.

Real Property Transfer Tax

Under circumstances, the ordinary shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of the ordinary shares.

The ordinary shares will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the ordinary shares:

(i)	our assets do not and did not include real property situated in the Netherlands; or

(ii)

our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the ordinary shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.

Material German Tax Considerations

The following section is a description of the material German tax considerations that become relevant when acquiring, owning and transferring Immatics’ ordinary shares. It is based on the German tax law applicable as of the date of this prospectus supplement without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This section is intended as general information only and does not purport to be a comprehensive or complete description of all potential German tax effects of the acquisition, ownership or transfer of ordinary shares and does not set forth all German tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. It does not constitute particular German tax advice and potential purchasers of Immatics’ ordinary shares are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and transfer of ordinary shares in light of their particular circumstances with regard to the application of German tax law to their particular situations (including full or partial tax exemptions of certain pension or investment funds or non-profit organizations), in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of double tax treaty provisions, as well as any tax consequences arising under the laws of any state, local or other non-German jurisdiction. For German tax purposes, a shareholder may include an individual who or an entity that does not have the legal title to the ordinary shares, but to whom nevertheless the ordinary shares are attributed, based either on such individual or entity owning a beneficial interest in the ordinary shares or based on specific statutory provisions.

All of the following is subject to change. Such changes could apply retroactively and could affect the consequences set forth below. This section does not refer to any foreign account tax compliance act (FATCA) aspects.

Immatics’ Tax Residency Status

Immatics has its statutory seat in the Netherlands and its sole place of management in Germany and is therefore tax resident in Germany (for purposes of the German-Dutch tax treaty). Thus, Immatics qualifies as a corporation subject to German unlimited liability for corporate income tax purposes. However, because Immatics’ tax residency depends on future facts regarding its place of management, the German unlimited liability for corporate income tax purposes may change in the future.

Taxation of Dividends

Withholding Tax on Dividend Payments

Dividends distributed from Immatics to its shareholders are generally subject to German withholding tax, conditionally upon certain exemptions (for example, repayments of capital from the tax contribution account (steuerliches Einlagekonto)), as further described herein. The withholding tax rate is 25% plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon totaling 26.375% of the gross dividend amount. Withholding tax is to be withheld and passed on for the account of the shareholders by a domestic branch of a domestic or foreign credit or financial services institution (Kredit-und Finanzdienstleistungsinstitut), by the domestic securities trading company (inländisches Wertpapierhandelsunternehmen) or a domestic securities trading bank (inländische Wertpapierhandelsbank) which keeps and administers the ordinary shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the ordinary shares were entrusted for collective custody if the dividends are distributed to a foreign agent by such securities custodian bank (which is referred to as the “Dividend Paying Agent”). In case the ordinary shares are not held in collective deposit with a Dividend Paying Agent, Immatics is responsible for withholding and remitting the tax to the competent tax office. Such withholding tax is levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.

In the case of dividends distributed to a company within the meaning of Art. 2 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another Member State of the European Union, withholding tax is effectively reduced to zero. This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in Immatics is effectively connected with this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of Immatics of at least 10% for an uninterrupted period of at least one year.

The withholding tax on dividends distributed to other foreign resident shareholders is reduced in accordance with an applicable double tax treaty (to 15%, 5% or 0%, depending on certain prerequisites) if Germany has concluded such double tax treaty with the country of residence of the shareholder and if the shareholder does not hold his or her ordinary shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. Further, the foreign resident shareholder must be eligible for treaty purposes and no limitation of benefits provision in a double tax treaty and—both in relation to a reduction pursuant to the EU Parent Subsidiary Directive and an applicable tax treaty—no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

However, the deduction of withholding taxes will generally apply irrespective of a possible reduction pursuant to the EU Parent Subsidiary Directive or an applicable double tax treaty except for the case that the recipient of the dividends has been granted an exemption from the German Federal Central Tax Office (Bundeszentralamt für Steuern) upon formal application by the recipient of the dividends (Freistellung im Steuerabzugsverfahren). In case of deducted withholding taxes, the reduction of the withholding tax pursuant to both the EU Parent Subsidiary Directive and an applicable double tax treaty is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the EU Parent Subsidiary Directive (0%) or on the basis of the tax rate set forth in the applicable double tax treaty (15% unless further qualifications are met) is upon request refunded by the German Federal Central Tax Office (Bundeszentralamt für Steuern).

In the case of dividends received by corporations who are not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double tax treaty or if no double tax treaty has been concluded between the state of residence of the shareholder, however, likewise subject to the conditions of the German anti-directive/treaty shopping provision.

In order to receive a refund pursuant to a double tax treaty or the aforementioned option for foreign corporations, the shareholder has to submit a completed form for refund (available at the website of the Federal Central Tax Office (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that deducted the respective withholding tax.

The aforementioned reductions of (or exemptions from) withholding tax are further restricted if (i) the applicable double tax treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of Immatics and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in a company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in a company during the minimum holding period without being directly or indirectly hedged, and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties.

In the absence of the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. Furthermore, a shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for such a full tax credit has (i) to notify the competent local tax office accordingly, (ii) to declare according to the officially prescribed form and (iii) has to make a payment in the amount of the omitted withholding tax deduction.

However, these special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.

For individual or corporate shareholders tax resident outside Germany not holding the ordinary shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is then final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (for example, those shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their ordinary shares as business assets, as well as for shareholders tax resident outside of Germany holding their ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding Immatics’ ordinary shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding Immatics’ ordinary shares as private assets, dividends are subject to a flat rate tax which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus a 5.5% solidarity surcharge thereon totaling 26.375% and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the individual tax advisor of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.

The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent. However, if the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the final withholding tax will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Exceptions from the flat rate tax (satisfied by withholding the tax at source, Abgeltungswirkung) may apply—that is, only upon application—for shareholders who have a shareholding of at least 25% in Immatics and for shareholders who have a shareholding of at least 1% in Immatics and work for a company in a professional capacity. In such a case, the same rules apply as for sole proprietors holding the ordinary shares as business assets (see below “Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Ordinary Shares as Business Assets—Sole Proprietors”). Further, the flat rate tax does not apply if and to the extent dividends reduced Immatics taxable income.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Business Assets

If a shareholder holds Immatics’ ordinary shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.

Corporations

Dividend income of corporate shareholders is exempt from corporate income tax, provided that the corporation holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid (participation exemption). The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year. Participations in the share capital of the company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax deductible. The participation exemption does not apply if and to the extent dividends reduced Immatics taxable income.

For trade tax purposes the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.

If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15%, plus a 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the applicably municipality levy rate determined by the municipality the corporate shareholder has its place of management and permanent establishments respectively).

Special regulations apply which abolish the 95% tax exemption, if the company’s ordinary shares are held as trading portfolio assets in the meaning of Section 340e of the German Commercial Code (Handelsgesetzbuch) by (i) a credit institution (Kreditinstitut), (ii) a financial service institution (Finanzdienstleistungsinstitut) or (iii) a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution or a financial service institution, as well as by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income.

Sole Proprietors

For sole proprietors (individuals) resident in Germany holding ordinary shares as business assets dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the ordinary shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant assessment period. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently 4.0 times the trade tax measurement amount (Gewerbesteuer-Messbetrag).

Partnerships

In case ordinary shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

∎	if the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge (see “Corporations” above);

∎	if the partner is a sole proprietor, the dividend income will be subject to the partial income rule (see “Sole Proprietors” above); and

∎

if the partner is a private individual, the dividend income will be subject to the flat tax rate (see “Private Individuals” above) unless the partnership is a (operative or deemed) commercial partnership, in which case the partial income rule applies.

In case the partnership is a (operative or deemed) commercial partnership with its place of management in Germany the dividend income is subject to German trade tax at the level of the partnership, unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax.

Investment Funds

Investment funds (Investmentfonds) and specialized investment funds (Spezial-Investmentfonds) in the meaning of the German Investment Tax Act (Investmentsteuergesetz) and their investors are subject to special rules concerning the taxation of dividends, in particular in relation to the application of the German participation exemption, withholding tax treatment (applicable rate and exemption/refund procedure) and tax assessment.

Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany

For foreign individual or corporate shareholders tax resident outside of Germany not holding the ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a double tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.

In contrast, individual or corporate shareholders tax resident outside of Germany holding the company’s ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the ordinary shares as business assets. The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.

Taxation of Capital Gains

Withholding Tax on Capital Gains

Capital gains realized on the disposal of ordinary shares are only subject to withholding tax if (i) a permanent establishment in Germany of a German or foreign credit or financial institution, (ii) a German securities trading company or (iii) a German securities trading bank stores or administrates or carries out the disposal of the ordinary shares and pays or credits the capital gains. In those cases, the institution (and not the company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority.

In case the ordinary shares in the company are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of the aforementioned exemption under (i) above, the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed by using the officially prescribed form.

Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding ordinary shares as private assets, capital gains realized on the disposal of ordinary shares are subject to final withholding tax (Abgeltungsteuer). Accordingly, capital gains will be taxed at a flat tax rate of 25%, plus a 5.5% solidarity surcharge thereon totaling 26.375% and church tax, in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the personal tax advisor of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the ordinary shares and the expenses directly and materially related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.

In case the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Capital losses arising from the disposal of the ordinary shares can only be offset against other capital gains resulting from the disposition of the ordinary shares or shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the disposal of ordinary shares in stock corporations in future years.

The final withholding tax (Abgeltungsteuer) will not apply if the seller of the ordinary shares or in case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her personal income tax rate, plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.

Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Business Assets

If a shareholder holds ordinary shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:

Corporations

Capital gains realized on the disposal of ordinary shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax deductible.

Capital losses incurred upon the disposal of ordinary shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the before mentioned persons and the shareholder holds directly or indirectly more than 25% of the company’s registered share capital.

Special regulations apply, if the ordinary shares are held as trading portfolio assets by a credit institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz) as well as by a life insurance company, a health insurance company or a pension fund (see “—Material German Tax Considerations—Taxation of Dividends—Corporations”).

Sole Proprietors

If the ordinary shares are held by a sole proprietor, capital gains realized on the disposal of the ordinary shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the ordinary shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied, depending on the applicable municipal trade tax rate and the individual tax situation, is partly or entirely be credited against the shareholder’s personal income tax liability.

Partnerships

In case the ordinary shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as solidarity surcharge (and church tax) since partnerships qualify as transparent for German income tax purposes. In this regard, corporate income tax or personal income tax as well as solidarity surcharge (and church tax, if applicable) are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

∎

If the partner is a corporation, the capital gains will be subject to corporate income tax plus solidarity surcharge (see above “Corporations”). Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95%-exemption rule as described above applies. With regard to corporate partners, special regulations apply if they are held as trading portfolio assets by credit institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act or life insurance companies, health insurance companies or pension funds, as described above.

∎	If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule (see above “Sole Proprietors”).

In addition, if the partnership is liable to German trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is a private individual, the trade tax paid at the level of the partnership is credited against the partner’s personal income tax liability at up to 4.0 times of the trade tax measurement amount (Gewerbesteuer-Messbetrag) depending on the applicable municipal trade tax levy rate and the personal tax situation.

Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany

Capital gains realized on the disposal of the ordinary shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the company’s ordinary shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly at least 1% of the company’s shares capital at any time during a five-year period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, except for the cases referred to in (i) above, most double tax treaties concluded by Germany provide for a full exemption from German taxation except that the company is considered a real estate holding entity for treaty purposes. Further, the participation exemption applies in full resulting in a tax exemption of 100% (i.e., no deemed non-tax-deductible business expenses).

Inheritance and Gift Tax

The transfer of Immatics’ ordinary shares to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft- und Schenkungsteuer) if:

(i)

the decedent, the donor, the heir, the donee or any other beneficiary has his/her/its residence, domicile, registered office or place of management in Germany at the time of the transfer, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

(ii)

(irrespective of the personal circumstances) the ordinary shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)

(irrespective of the personal circumstances) at least 10% of the ordinary shares are held directly or indirectly by the decedent or person making the gift, himself or together with a related party in terms of Section 1, paragraph 2, Foreign Tax Act.

Special regulations apply to qualified German citizens who maintain neither a residence nor their domicile in Germany but in a low tax jurisdiction and to former German citizens, also resulting in inheritance and gift tax. The few double tax treaties on inheritance and gift tax which Germany has entered into provide that German inheritance and gift tax is levied only in case of (i) and, with certain restrictions, in case of (ii).

Value Added Tax (VAT)

No German value added tax (Umsatzsteuer) will be payable by a shareholder in respect of any purchase, ownership and disposal of the ordinary shares except for a valid option to waive VAT exemption requiring a sale between entrepreneurs for VAT purposes.

Transfer Taxes

No German capital transfer tax (Kapitalverkehrsteuer) or stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, owning or transferring the company’s ordinary shares. Net wealth tax (Vermögensteuer) is currently not levied in Germany.

On January 22, 2013, the Council of the European Union approved the resolution of the ministers of finance from eleven EU member states (including Germany) to introduce a financial transaction tax (“FTT”) within the framework of enhanced cooperation. On February 14, 2013, the European Commission accepted the proposal for a Council Directive implementing enhanced cooperation in the area of FTT. The plan focuses on levying a financial tax of 0.1% (0.01% for derivatives) on the purchase and sale of financial instruments.

A joint statement issued by ten of the eleven participating EU Member States in October 2016 reaffirmed the intention to introduce an FTT. However, at the moment not many details are available. Thus, it is not known to what extent the elements of the European Commission’s proposal outlined in the preceding paragraph will be followed in relation to the taxation of shares. The FTT proposal remains subject to negotiation between the participating EU Member States and is subject to political discussion. It may therefore be altered prior to the implementation, the timing of which remains unclear. With the EU Council’s conclusion of COVID-19 financial support and the agreement on an FTT becomes more realistic as one of the measures to fund the EU’s response to the COVID-19 pandemic. Additional EU Member States may decide to participate. If an EU-wide FTT (see above) fails, representatives of the IfW (Institute for the World Economy) intend to advocate the introduction of a comprehensive version of the tax in Germany after the COVID-19 pandemic. Prospective holders of the ordinary shares are advised to seek their own professional advice in relation to FTT.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement, among us and Jefferies LLC, Jefferies GmbH, BofA Securities, Inc. and Leerink Partners LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ordinary shares shown opposite its name below.

UNDERWRITER	NUMBER OF ORDINARY SHARES
Jefferies LLC	5,414,500
BofA Securities, Inc.	5,255,250
Leerink Partners LLC	5,255,250

Total	15,925,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ordinary shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have granted the underwriters an option to purchase up to 2,388,750 additional ordinary shares from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ordinary shares, that you will be able to sell any of the ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.396 per ordinary share. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	NO EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES	FULL EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES
Per share	$0.66	$0.66
Total	$10,510,500	$12,087,075

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.0 million. We have agreed to reimburse the underwriters for up to $25,000 of expenses relating to determining this offering’s compliance with Financial Industry Regulatory Authority rules.

Listing

Our ordinary shares are listed on Nasdaq under the trading symbol “IMTX”.

Stamp Taxes

If you purchase the ordinary shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

No Sales of Similar Securities

We, our officers and our directors have agreed not to directly or indirectly:

∎

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

∎

otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially, or

∎	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of the Representatives.

This restriction terminates after the 90th day after the date of this prospectus and does not apply to a transfer made by a director or officer (a) as a bona fide gift, (b) by will or intestacy, (c) by operation of law, (d) if an individual, to any immediate family member, any trust for the direct or indirect benefit of such individual or their immediate family or any entity of which the individual and their immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (e) in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of ordinary shares or derivative instruments during the “lock-up” period described in this paragraph, (f) pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into prior to the date of this prospectus supplement, (g) in connection with the conversion, exercise or exchange of warrants to purchase ordinary shares outstanding as of the date of this prospectus supplement, (h) in connection with the exercise of options to purchase ordinary shares or other securities received pursuant to employee benefit or other compensation plans existing as of the date of this prospectus supplement, (i) if a business entity, to another business entity that is an affiliate or to any investment fund or other entity that controls or manages, or is under common control, such entity, or to such entity’s limited partners, members or shareholder, (j) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control, or (k) pursuant to the provisions of our policy with respect to the recoupment of incentive-based compensation, which exceptions are subject to certain other customary restrictions, or to our (i) issuance of the ordinary shares being offered in this offering, (ii) issuance of ordinary shares upon the exercise of an option or warrant or the conversion of or exchange for a security outstanding on the date of this prospectus supplement, (iii) issuance to a third party or a group of third parties of ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares in connection with a merger, acquisition or other strategic or commercial relationship and the filing of a registration statement, prospectus or prospectus supplement for the registration of the resale of such ordinary shares, provided that the aggregate number of ordinary shares issued or issuable will not exceed 5% of the total number of issued and outstanding shares immediately following the closing of the offering, (iv) issuance of ordinary shares or options to purchase ordinary shares granted pursuant to existing employee benefit plans, (v) filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date of this prospectus supplement, (vi) facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of ordinary shares during the “lock-up” period described in this paragraph and no public announcement or filing under the Exchange Act is required or voluntarily made in connection with such plan, (vii) filing of a registration statement, prospectus or prospectus supplement for the registration of ordinary shares issuable upon the exercise of warrants outstanding on the date of this prospectus supplement, and (viii) filing of a universal shelf registration statement and any amendments to such registration statement, provided that no sales of securities under such registration statement may be made during the “lock-up” period described in this paragraph.

The Representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our directors or officers who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Short sales involve the sale by an underwriter of a greater number of shares than it is required to purchase in this offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we are party to a sales agreement with Leerink Partners LLC, acting as sales agent, pursuant to which we may issue and sell, from time to time, our ordinary shares having an aggregate offering price of up to $100 million.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The offer of securities shall not require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the UK at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”),

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Order and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the UK within the meaning of the Order.

Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Australia

This prospectus:

∎	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

∎

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

∎

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS

The validity of the securities offered and other matters with respect to Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Certain matters relating to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The underwriters are represented in connection with this offering with respect to matters of U.S. law by Covington & Burling LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

∎	our Annual Report on Form 20-F for the year ended December 31, 2022;

∎

our Reports on Form 6-K filed with the SEC on May  2, 2023 (other than Exhibits 99.1, 99.2 and 99.3), May  16, 2023 (only with respect to Exhibit 99.1), June  20, 2023 (other than Exhibit 99.1), July  24, 2023 (other than Exhibit 99.1), August  10, 2023 (other than Exhibit 99.1), August 17, 2023 (only with respect to Exhibit 99.1),  September 11, 2023  (other than Exhibits 99.1 and 99.2), October  24, 2023 (other than Exhibit 99.1), November  8, 2023 (other than Exhibits 99.1, 99.2 and 99.3) and November 14, 2023 (only with respect to Exhibit 99.1); and

∎

our Registration Statement on Form 8-A filed with the SEC on July 1, 2020, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion or termination of the offering of securities under this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.immatics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:

Investor Relations

Immatics N.V.

c/o Immatics US, Inc.

2130 W. Holcombe Blvd., Suite 900

Houston, Texas 77030

(281) 810-7545

PROSPECTUS

IMMATICS N.V.

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, up to $500,000,000 of any combination of the following securities: ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 24 of this prospectus.

Our ordinary shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IMTX.”

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 9, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, (i) all references to the “company,” “we,” “our” or “us” or similar terms refer to Immatics N.V., together with its subsidiaries, including Immatics Biotechnologies GmbH; (ii) references to “Immatics” refer solely to Immatics N.V.; and (iii) references to “Immatics OpCo” refer solely to Immatics Biotechnologies GmbH. Immatics N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated on March 10, 2020 and the holding company of Immatics Biotechnologies GmbH, a German biopharmaceutical company incorporated in 2000 focused on the development of T cell receptor-based immunotherapies for the treatment of cancer. Immatics Biotechnologies GmbH holds all material assets and conducts all business activities and operations of Immatics N.V.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including Immatics®, XPRESIDENT®, ACTengine®, ACTallo®, ACTolog®, XCEPTOR™, TCER™, AbsQuant™, IMADetect™ and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” or “$” refer to the U.S. dollar and the term “euro,” “EUR” or “€” refer to the euro, unless otherwise indicated. The exchange rate used for conversion between U.S. dollars and euros is based on the ECB euro reference exchange rate published by the European Central Bank. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty.

OUR COMPANY

Overview

We are a clinical-stage biotechnology company dedicated to the development of T cell receptor (“TCR”)-based immunotherapies for the treatment of cancer. Our focus is the generation of novel therapeutic options for solid tumor patients. Solid tumors constitute the majority of all cancers, and relapsed and/or refractory solid tumor patients have an unmet medical need. We believe that by identifying true cancer targets and the right TCRs, we will be well-positioned to transform current solid tumor treatment paradigms by delivering cellular and bispecific product candidates that have the potential to improve the lives of cancer patients.

One of the challenges of effectively treating solid tumors is the lack of cancer-specific targets. By utilizing TCR-based therapeutics, we are capable of directing T cells not only to targets on the surface of the cancer cell, but also to intracellular cancer targets that are not accessible through classical antibody-based or CAR-T therapies. We have developed a suite of proprietary technologies to identify what we refer to as “true targets” and “right TCRs.” True targets are (i) naturally occurring at significant levels on native tumor tissue and (ii) highly specific to cancer cells. Right TCRs are (i) high-affinity TCRs and (ii) highly specific to the respective cancer target, with no or minimized cross-reactivities to healthy tissues.

We believe that the elucidation of these targets provides us the opportunity to develop a pipeline of novel TCR-based product candidates that generate a meaningful therapeutic impact on the lives of cancer patients by going beyond an incremental clinical benefit. We are developing our targeted immunotherapy product candidates through two distinct treatment modalities: Adoptive Cell Therapies (“ACT”) and antibody-like Bispecifics. Each is designed with distinct attributes to produce the desired therapeutic effect for patients at different disease stages and with different types of tumors. Our current proprietary pipeline comprises seven therapeutic programs, three of which are being evaluated in clinical trials. In addition, we are collaborating with world-leading partners, including Amgen Inc., Genmab A/S, Bristol-Myers Squibb and GlaxoSmithKline plc, to develop ten additional therapeutic programs covering ACT and Bispecifics.

Company and Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Immatics B.V. on March 10, 2020 solely for the purpose of effectuating the business combination (the “Business Combination”) between us, ARYA Sciences Acquisition Corp., a Cayman Islands exempted company (“ARYA”), Immatics Biotechnologies GmbH, a German limited liability company, Immatics Merger Sub 1, a Cayman Islands exempted company, and Immatics Merger Sub 2, a Cayman Islands exempted company. Upon the closing of the Business Combination on July 1, 2020, we converted into a Dutch public limited liability company (naamloze vennootschap) and changed our name to Immatics N.V. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings and the establishment of subsidiaries to effect the Business Combination. Upon the closing of the Business Combination, Immatics OpCo became the direct, wholly owned subsidiary of Immatics, and holds all material assets and conducts all business activities and operations of Immatics.

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany, and our telephone number is +49 (7071) 5397-0. Our executive office in the United States is located at Immatics US, Inc., 2130 W. Holcombe Boulevard, Houston, Texas, 77030 and our telephone number is +1 (346) 204-5400. Our website is www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

∎

a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

∎

an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

∎

to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

∎	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

∎

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

∎

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY

We have never declared or paid any cash dividends and have no plan to declare or pay any dividends on our ordinary shares in the foreseeable future. We currently intend to retain any earnings for future operations and expansion of our business.

We will be able to make distributions to our shareholders only to the extent that our equity exceeds the aggregate amount of issued share capital and reserves that must be maintained pursuant to Dutch law or under our articles of association. We may not make any distribution of profits on shares held as treasury shares and such treasury shares will not be taken into account when determining the profit entitlement of our shareholders. Our articles of association prescribe that profits in any financial year will be distributed first to holders of our financing preferred shares, if any are outstanding. Any remaining profits may be reserved by our board of directors. Any profits remaining thereafter and reserves may be distributed as dividends to the holders of our ordinary shares, subject to the appropriate record date. The general meeting is authorized to declare distributions upon the proposal of our board of directors. Our board of directors determines whether and how much of the profits shown in the adopted annual accounts will be reserved and the manner and date of any dividend. In addition, our board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of our shareholders. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Since we are a holding company, our ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and the receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We were incorporated on March 10, 2020 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and upon the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany.

Share Capital

Authorized Share Capital

Our authorized share capital consists of 285,000,000 ordinary shares, nominal value of €0.01 per share, and 15,000,000 financing preferred shares. The financing preferred shares are divided into five series, each consisting of 3,000,000 financing preferred shares. As of June 30, 2021, there were 62,909,231 ordinary shares outstanding and no financing preferred shares outstanding.

The financing preferred shares may, at the request of the holder, be converted into ordinary shares pursuant to a resolution of our board of directors. The conditions for conversion and the further terms and conditions related to the financing preferred shares will be determined by our board of directors, our general meeting and the meeting of holders of the series of financing preferred shares concerned, if such series of financing preferred shares has been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Issuance of Ordinary Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our board of directors. The general meeting may authorize our board of directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized to for a period of five years from July 1, 2020, to issue ordinary shares or financing preferred shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have preemptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our board of directors to limit or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for our board of directors can be granted and extended, in each case for a period not exceeding five years.

Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized for a period of five years from July 1, 2020 to limit or exclude preemptive rights on ordinary shares up to 100% of the number of ordinary shares in our authorized share capital (from time to time).

Preemptive rights do not exist with respect to (a) the issuance of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, and (b) the issuance of ordinary shares against a contribution in kind. Preemptive rights do not exist with respect to the issuance of financing preferred shares and holders of financing preferred shares have no preemptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Under our articles of association, if one or more ordinary shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States, we may, by resolution of our board of directors, determine that the laws of the State of New York will apply to the property law aspects of the ordinary shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, will be made public as required by law and will be made available for inspection at our office and the Dutch trade register. Our management has adopted such resolution effective as of the July 1, 2020.

Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares are registered shares.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

∎	such ordinary shares are fully paid up;

∎

such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

∎

immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin-off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our board of directors to acquire ordinary shares. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares, acquired by us.

Pursuant to a resolution of the general meeting dated June 17, 2021, our board of directors is irrevocably authorized for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the price of the ordinary shares on Nasdaq at the time of the transaction, (ii) for self-tender offers, the market price will be the volume-weighted average price of the ordinary shares on Nasdaq during a period, determined by our board of directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume-weighted average price of the ordinary shares on Nasdaq over the term of the arrangement. The volume-weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume-weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated June 17, 2021, our board of directors is furthermore irrevocably authorized for a period of 18 months from July 1, 2021 to resolve for us to acquire fully paid-up financing preferred shares up to the maximum number of financing preferred shares permitted pursuant to the law and our articles of association from time to time and that financing preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the financing preferred shares up to the amount that would be paid by us upon cancellation of such financing preferred shares in accordance with the relevant provisions of our articles of association.

Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our board of directors to reduce our issued share capital by (i) cancelling ordinary shares or (ii) reducing the nominal value of the ordinary shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel ordinary shares may only relate to (i) ordinary shares held by us or in respect of which we hold the depository receipts, or (ii) all financing preferred shares of a class if approved by the holders of all shares of that class. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least 50% of the issued share capital is represented at such meeting or at least 66 2/3% of the votes cast at a general meeting if less than 50% of the issued share capital is represented at such meeting. A reduction of the nominal value of ordinary shares without repayment and without release from the obligation to pay up the ordinary shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

However, due to the COVID-19 pandemic several restrictions have been implied in the Netherlands. It is possible that we will deviate from our articles of association and/or the Dutch Civil Code, as permitted under the emergency bill Temporary Measures in the Field of the Ministry of Justice and Security in connection with the Outbreak of COVID-19 (Tijdelijke Wet COVID-19 Justitie & Veiligheid), as extended or amended from time to time.

We will hold at least one general meeting each year, to be held within six months after the end of our financial year. A general meeting will also be held within three months after our board of directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-up and called-up capital, in order to discuss the measures to be taken if so required. If our board of directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our board of directors may convene additional extraordinary general meetings of shareholders at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our board of directors convenes a shareholders’ meeting, (ii) our board of directors convenes a shareholders’ meeting or (iii) our board of directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting, the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on our board of directors. In addition, the agenda for a general meeting includes such additional items as determined by our board of directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the sixtieth (60th) day before the day the relevant shareholders’ meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Under our articles of association, certain items can only be put on the agenda as a voting item by our board of directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our articles of association and Dutch law, our board of directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our board of directors in accordance with our articles of association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter our general meeting, the chairman of our general meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our articles of association, our general meeting is chaired by the chairman of our board of directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he himself is present at the meeting. If the chairman of our board of directors is absent and he has not charged another person to preside over the meeting in his place, our general meeting will be presided over by the vice-chairman of our board of directors. If both the chairman and the vice-chairman are absent, our directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will be presided over by our chief executive officer. If all directors and our chief executive officer are absent, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by a majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our board of directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our board of directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires a majority of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our board of directors, our general meeting may resolve with a majority of the votes cast (subject to certain exceptions), or with at least two-thirds of the votes cast if less than half of the issued capital is present or represented at our general meeting, to legally merge or demerge the company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a general meeting, based on a proposal by our board of directors, by means of a resolution passed by a majority of the votes cast, resolve that the company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

Squeeze-Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings will give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving the company, a contribution of cash and/or assets against issuance of ordinary shares, the issuance of new ordinary shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our general meeting. Our articles of association provide that our general meeting may only adopt such resolution upon a proposal of our board of directors.

Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our board of directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

∎	a transfer of all or materially all of our business to a third party;

∎

the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

∎

the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if our equity exceeds the aggregate amount of the issued share capital and the reserves that must be maintained pursuant to Dutch law or our articles of association. Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the financing preferred shares, if outstanding.

Any remaining profits may be reserved by our board of directors. After reservation by our board of directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our board of directors. Our board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

Upon proposal of our board of directors, the general meeting may determine that distributions will be made in whole or in part in a currency other than the euro. We shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Notices

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Warrants

As of June 30, 2021, there were 7,187,500 warrants outstanding. Each whole warrant entitles the holder to purchase one ordinary share for $11.50 per share, subject to certain adjustments. The warrants will expire at the earliest to occur of (i) 5:00 p.m., New York City time on July 1, 2025 and (ii) 5:00 p.m., New York City time on the redemption date, if any, that we may fix in accordance with the warrant agreement. Any warrant not exercised prior to its expiration will become void.

Registration Rights

We have granted to certain of our securityholders registration rights pursuant to an Investor Rights and Lock-Up Agreement, dated July 1, 2020, among us and the investors party thereto. Such securityholders are entitled to the following rights with respect to the registration of their ordinary shares for public resale under the Securities Act.

Shelf Registration. We are obligated to file and keep effective a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to all securities subject to registration rights, subject to certain exceptions.

Demand Registration. Upon the demand of certain securityholders, we are obligated to effect a resale registration under the Securities Act with respect to all or any portion of their shares subject to registration rights, subject to certain exceptions. Demand registration rights will not be triggered if there is an effective resale shelf registration statement.

Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other securityholders, holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration, a registration statement on Form S-4, F-4 or S-8 and or a registration of convertible debt securities, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration, subject to certain limitations. Piggyback registration rights will not be triggered if there is an effective resale shelf registration statement, the registration is solely for an offering of securities by us and no other securityholder is entitled to participate in such registration.

Expenses; Indemnification. We must pay all registration expenses in connection with effecting any demand registration, piggyback registration or shelf registration. We are also subject customary indemnification and contribution provisions.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “IMTX.”

Transfer Agent

Continental Stock Transfer & Trust Company serves as our agent in New York to maintain our shareholders’ register on behalf of our board of directors and acts as transfer agent and registrar for the ordinary shares.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to applicable resolutions adopted by the United Nations, regulations of the European Union, the Sanctions Act 1977 (Sanctiewet 1977), national emergency legislation, or other legislation, applicable anti-boycott regulations and similar rules. Pursuant to the Dutch Foreign Financial Relations Act 1994 (Wet financiële betrekkingen buitenland 1994) entities could be obliged to provide certain financial information to the Dutch Central Bank for statistical purposes only. The European Directive Mandatory Disclosure Rules (2011/16/EU) in relation to cross-border tax arrangements can provide for future notification requirements.

Under German law, there are no exchange controls restricting the transfer of funds between Germany and other countries or individuals, subject to applicable restrictions concerning import or export control or sanctions and measures against certain persons, entities and countries subject to embargoes in accordance with German law and applicable resolutions adopted by the United Nations and the European Union.

Under German foreign trade regulation, with certain exceptions, every corporation or individual residing in Germany must report to the German Central Bank on any payment received from or made to a non-resident corporation or individual if the payment exceeds €12,500 (or the equivalent in a foreign currency). Additionally, corporations and individuals residing in Germany must report to the German Central Bank on any claims of a resident against, or liabilities payable to, a non-resident corporation or individual exceeding an aggregate of €5 million (or the equivalent in a foreign currency) at the end of any calendar month. Resident corporations and individuals are also required to report annually to the German Central Bank on any stakes of 10% or more they hold in the equity of non-resident corporations with total assets of more than €3 million. Corporations residing in Germany with assets in excess of €3 million must report annually to the German Central Bank on any stake of 10% or more in the company held by an individual or a corporation located outside Germany.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

∎	the title of the series;

∎	the aggregate principal amount;

∎	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

∎	any limit on the aggregate principal amount;

∎	the date or dates on which principal is payable;

∎	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

∎	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

∎	the place or places where principal and, if applicable, premium and interest, is payable;

∎	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

∎	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

∎	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

∎	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

∎	the currency of denomination;

∎	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

∎

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

∎

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

∎	the provisions, if any, relating to any collateral provided for such debt securities;

∎	any events of default;

∎	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

∎	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

∎	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:

∎	the title of such warrants;

∎	the aggregate number of such warrants;

∎	the price or prices at which such warrants will be issued;

∎	the currency or currencies in which the price of such warrants will be payable;

∎

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

∎	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

∎	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

∎	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

∎	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

∎	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

∎	information with respect to book-entry procedures, if any;

∎	if applicable, a discussion of any material United States federal income tax considerations; and

∎	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:

∎	the exercise price;

∎	the aggregate number of rights to be issued;

∎	the type and number of securities purchasable upon exercise of each right;

∎	the procedures and limitations relating to the exercise of the rights;

∎	the date upon which the exercise of rights will commence;

∎	the record date, if any, to determine who is entitled to the rights;

∎	the expiration date;

∎	the extent to which the rights are transferable;

∎	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

∎	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

∎	if appropriate, a discussion of material U.S. federal income tax considerations;

∎	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

∎	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities. The applicable supplement will describe:

∎

the terms of the units and of the warrants, debt securities, preferred shares and/or ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

∎	a description of the terms of any unit agreement governing the units; and

∎	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Immatics N.V., the trustees, the warrant agents, the unit agents or any other agent of Immatics N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

∎	through underwriters or dealers;

∎	directly to a limited number of purchasers or to a single purchaser;

∎	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

∎	through agents; or

∎	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

∎	the name or names of any underwriters, dealers or agents;

∎	the purchase price of such securities and the proceeds to be received by us, if any;

∎	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

∎	any public offering price;

∎	any discounts or concessions allowed or reallowed or paid to dealers; and

∎	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

∎	negotiated transactions;

∎	at a fixed public offering price or prices, which may be changed;

∎	at market prices prevailing at the time of sale;

∎	at prices related to prevailing market prices; or

∎	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

EXPENSES	AMOUNT
SEC registration fee	$54,550
FINRA filing fee	75,500
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous costs		(1)

Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of certain securities and certain other matters with respect to Dutch law will be passed upon for us by CMS Derks Star Busmann N.V., Amsterdam, The Netherlands. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.

ENFORCEMENT OF JUDGMENTS

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and our headquarters is located in Germany. Substantially all of our assets are located outside the United States. The majority of our executive officers and directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

There is currently no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is relitigated before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally, subject to compliance with certain procedural requirements, grant the same judgment without a review of the merits of the underlying claim if such judgment (i) is a final judgment and has been rendered by a court, which has established its jurisdiction vis-à-vis the relevant Dutch companies or Dutch company, as the case may be, on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde). Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, actions brought in a German court against us, our directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our directors, our senior management and the experts named in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

∎	our Annual Report on Form 20-F for the year ended December 31, 2020;

∎	our Report on Form 6-K filed with the SEC on May 18, 2021 (only with respect to Exhibit 99.1 thereto), May 26, 2021 and June 22, 2021; and

∎

our Registration Statement on Form 8-A filed with the SEC on July 1, 2020, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.immatics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations

Immatics N.V.

c/o Immatics US, Inc.

2130 W. Holcombe Blvd., Suite 900

Houston, Texas 77030

(281) 810-7545

IMMATICS N.V.

15,925,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies	BofA Securities	Leerink Partners

January 17, 2024